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                                                                    EXHIBIT 99.1

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes included elsewhere in this report. The following statement of operations data for the years ended December 31, 1996, 1997 and 1998 and the balance sheet data as of December 31, 1997 and 1998 have been derived from consolidated financial statements which have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report included elsewhere in this report. The balance sheet data as of December 31, 1996 has been derived from consolidated financial statements which have been audited by Arthur Andersen LLP and the statement of operations data for the years ended December 31, 1994 and 1995 and the balance sheet data as of December 31, 1994 and 1995 have been derived from unaudited consolidated financial statements. Amounts shown are in thousands, except per share data.



                                                                     YEAR ENDED DECEMBER 31,
                                                        --------------------------------------------------
                                                         1994      1995       1996       1997       1998
                                                        -------   -------   --------   --------   --------
STATEMENT OF OPERATIONS DATA:
Revenues:
 Software licenses....................................  $11,178   $24,162   $ 62,063   $141,766   $234,316
 Services.............................................    5,013    10,837     30,569     58,218     91,726
 Maintenance..........................................    1,168     3,462      8,881     21,792     43,115
                                                        -------   -------   --------   --------   --------
       Total revenues.................................   17,359    38,461    101,513    221,776    369,157
                                                        -------   -------   --------   --------   --------
Costs and expenses:
 Cost of software licenses............................      366       390        260      2,746      7,967
 Cost of services and maintenance.....................    3,196     7,601     21,761     48,422     77,459
 Sales and marketing..................................    4,780    10,487     35,484     77,071    129,978
 Research and development.............................    3,644     8,503     23,559     57,392     94,199
 General and administrative...........................    2,188     5,286     11,108     24,984     38,191
 In-process research and development and
   acquisition-related expenses(1)....................       --        --      1,133      9,306      7,618
                                                        -------   -------   --------   --------   --------
       Total costs and expenses.......................   14,174    32,267     93,305    219,921    355,412
                                                        -------   -------   --------   --------   --------
Operating income......................................    3,185     6,194      8,208      1,855     13,745
Other income (expense), net...........................     (127)     (167)     1,671      3,309      8,753
                                                        -------   -------   --------   --------   --------
Income before income taxes............................    3,058     6,027      9,879      5,164     22,498
Provision for income taxes............................    1,306     2,054      4,705      6,916     17,279
                                                        -------   -------   --------   --------   --------
Net income (loss).....................................  $ 1,752   $ 3,973   $  5,174   $ (1,752)  $  5,219
                                                        =======   =======   ========   ========   ========
Net income (loss) per share...........................  $  0.04   $  0.09   $   0.09   $  (0.03)  $   0.07
                                                        =======   =======   ========   ========   ========
Net income (loss) per share, assuming dilution........  $  0.03   $  0.07   $   0.08   $  (0.03)  $   0.07
                                                        =======   =======   ========   ========   ========
Weighted average common shares outstanding............   43,730    45,328     59,790     64,442     71,794
Weighted average common shares outstanding,
   assuming dilution..................................   55,320    60,894     68,116     64,442     78,530

(footnote on following page)

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


                                                            AS OF DECEMBER 31,
                                           ----------------------------------------------------
                                             1994       1995       1996       1997       1998
                                           --------   --------   --------   --------   --------
BALANCE SHEET DATA:
Cash, cash equivalents and short-term
  investments............................  $  4,066   $  8,122   $ 59,694   $151,889   $155,998
Working capital..........................     1,814      7,408     62,738    168,256    183,611
Total assets.............................    11,366     28,251    113,546    264,923    344,808
Total debt...............................        --         --        600      2,114      5,032
Total stockholders' equity...............     2,598     10,378     75,338    193,343    229,819

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(1) We incurred acquisition-related expenses related to business combinations of
    $1.1 million in 1996, $9.3 million in 1997 and $7.6 million in 1998, including write-offs of in-process research and development of $1.1 million in 1996, $4.6 million in 1997 and $4.7 million in 1998. The remaining costs included amortization of goodwill and acquired technology and investment banking, legal and accounting fees and expenses. Excluding these expenses, net income and net income per share, assuming dilution, would have been $6.3 million and $0.09 per share in 1996, $5.0 million and $0.07 per share in 1997 and $12.8 million and $0.16 per share in 1998.


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